Exhibit 99.1

CONTACTS
CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
Lisa Mansfield	Patrick O’Connor
Corporate Marketing	Chief Financial Officer
Aviza Technology, Inc.	Aviza Technology, Inc.
Phone +1 (831) 439-6444	Phone +1 (831) 439-6360
Fax +1 (831) 439-6223	Fax +1 (831) 439-6320
lisa.mansfield@aviza.com	pat.oconnor@aviza.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY ANNOUNCES FISCAL YEAR 2009
FIRST QUARTER FINANCIAL RESULTS

SCOTTS VALLEY, Calif., February 3, 2009—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets, today reported results for the first quarter of fiscal year 2009, which ended on December 26, 2008.

FISCAL YEAR 2009 FIRST QUARTER FINANCIAL HIGHLIGHTS

▪	First quarter net sales of $25.2 million were within the range of the Company’s guidance of $25 million to $32 million for the quarter.

▪	First quarter shipments were $24.1 million.

▪	First quarter gross margin improved to 41 percent from the fourth quarter fiscal 2008.

▪	First quarter net income was $1.3 million, or $0.06 per share. Adjusted net income was $4.9 million, or $0.22 per share.

“The results of our December quarter reflect our ongoing efforts to improve our financial performance in the face of an extremely challenging macroeconomic environment with no visibility into the buying cycle of our customer base.  We have made good progress in reducing our breakeven by accelerating cost reductions and benefiting from favorable currency exchange rates. The impact of the stronger dollar against other foreign currencies helped us in the December quarter.  As we continue to size the company appropriately, we anticipate further restructuring charges in the March quarter” said Jerry Cutini, President and Chief Executive Officer of Aviza Technology.  “Additionally, as we do not plan to schedule future conference calls to discuss the Company’s financial results, we will post to the Aviza web site our comments about the quarter and invite you to contact Pat O’Connor, Chief Financial Officer, or me with any questions.”

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AVIZA ANNOUNCES FY09 FIRST QUARTER RESULTS	PAGE 2 OF 6

FORECAST – FISCAL 2009 SECOND QUARTER ENDING MARCH 27, 2009

Aviza’s guidance for the second quarter of fiscal 2009 is predicated on continued weakness in customers’ demand.  Aviza expects that second quarter net sales will be in the range of $13 million to $18 million, with an adjusted net loss of $1 million to $5 million.

NON-GAAP FINANCIAL MEASURES

Aviza uses non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because we believe that they provide additional information with respect to the performance of our fundamental business activities and are also used by securities analysts, investors and other interested parties to evaluate our business on a comparable basis to other companies.  The two non-GAAP financial measures that we use are (i) Adjusted Net Income (Loss) and (ii) Adjusted Net Income (Loss) Per Share.  We believe that Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share provide investors with useful information about our operating results.  We use Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share to review and assess our operating performance.  Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share also allow us to compare our operating results with corresponding prior periods as well as with the operating results of other companies in our industry.

Adjusted Net Income (Loss) is a non-GAAP financial measure that represents GAAP Net Income (Loss) excluding the following items: stock-based compensation, amortization expense, depreciation expense, net interest expense, restructuring and other one-time charges, income taxes and net other (income) expense.  As we have substantial net operating loss carryforwards, we have not included the impact of additional income tax provisions in this calculation.  Adjusted Net Income (Loss) Per Share is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by weighted average number of shares outstanding for the period.  A reconciliation of our Adjusted Net Income (Loss) to GAAP Net Income (Loss), the most directly comparable GAAP measure, is provided in the attached table.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income (loss), earnings per share and other consolidated income statement data prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share as supplemental information.

Unless otherwise specified, all references in this press release to financial information are prepared in accordance with accounting principals generally accepted in the United States.

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AVIZA ANNOUNCES FY09 FIRST QUARTER RESULTS	PAGE 3 OF 6

OTHER  INFORMATION

Aviza will not be scheduling a conference call to discuss the Company's financial results for the first quarter of fiscal year 2009.

In lieu of the call, the Company will post comments from Chief Executive Officer, Jerry Cutini, and Chief Financial Officer, Pat O’Connor, regarding results for the first quarter of fiscal year 2009, which will be available on Aviza's website at http://www.aviza.com/investors/.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statements include, but are not limited to, the statements made by Jerry Cutini and all statements containing the words “believes,” “expects,” “forecast,“ “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance of our products in the marketplace by existing and potential future customers; disruption of operations or increases in expenses due to our involvement in litigation or caused by civil or political unrest or other catastrophic events; general economic conditions and conditions in the semiconductor industry in particular; the continued employment of our key personnel and risks associated with competition.  Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings that we have made, particularly in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available from us without charge.  Please review these filings and do not place undue reliance on these forward-looking statements.  We assume no obligation to update these forward-looking statements.

ABOUT AVIZA TECHNOLOGY, INC.

Aviza Technology, Inc. designs, manufactures, sells and supports advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets.  The company’s systems are used in a variety of segments of the semiconductor market, such as advanced silicon for memory devices, advanced 3-D packaging and power integrated circuits for communications.  Aviza’s common stock is publicly traded on the NASDAQ Global Market (NASDAQ GM: AVZA).  Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the United Kingdom, Germany, France, Taiwan, China, Japan, Korea, Singapore and Malaysia.  Additional information about the company can be found at http://www.aviza.com.

-tables follow-

AVIZA TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 26,	September 26,
	2008	2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,698	$14,896
Restricted cash	1,040	$-
Accounts receivable, net	26,221	31,580
Inventory	28,029	37,662
Prepaid expenses and other current assets	4,445	4,028

Total current assets	66,433	88,166

Property and equipment - net	21,841	24,443

Intangible and other assets	1,091	1,180

TOTAL	$89,365	$113,789

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank borrowing - short term	$25,050	$31,073
Accounts payable	14,860	22,127
Warranty liability	4,552	6,143
Accrued liabilities	13,163	18,073

Total current liabilities	57,625	77,416

NOTE PAYABLE - Long term	11,222	11,654
OTHER LIABILITIES- Long term	175	175

Total liabilities	69,022	89,245

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock	122,607	122,130
Accumulated deficit and accumulated other comprehensive loss	(102,264)	(97,586)

Total stockholders' equity (deficit)	20,343	24,544

TOTAL	$89,365	$113,789

AVIZA TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended
	December 26,	September 26,	December 28,
	2008	2008	2007

NET SALES	$25,231	$35,496	$34,014

COST OF GOODS SOLD - on net sales	14,749	22,242	24,283
COST OF GOODS SOLD - restructuring	134	294	-

Total cost of goods sold	14,883	22,536	24,283

GROSS PROFIT (LOSS)	10,348	12,960	9,731

OPERATING EXPENSES:
Research and development costs	4,665	6,570	8,039
Selling, general and administrative costs	5,932	8,187	9,826
Restructuring costs and other costs	1,214	1,840	-

Total operating expenses	11,811	16,597	17,865

INCOME (LOSS) FROM OPERATIONS	(1,463)	(3,637)	(8,134)

OTHER INCOME (EXPENSE):
Interest income	15	18	52
Interest expense	(667)	(518)	(412)
Other income (expense) - net	3,561	780	272

Total other income (expense)	2,909	280	(88)

INCOME (LOSS) BEFORE INCOME TAXES	1,446	(3,357)	(8,222)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	164	(244)	298

NET INCOME (LOSS)	$1,282	$(3,113)	$(8,520)

Income (Loss) per share:
Basic	$0.06	$(0.14)	$(0.40)
Diluted	$0.06	$(0.14)	$(0.40)

Weighted average common shares:
Basic	21,856,473	21,856,473	21,060,009
Diluted	22,047,064	21,856,473	21,060,009

AVIZA TECHNOLOGY, INC.
RECONCILIATION TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER SHARE
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended
	December 26,	September 26,	December 28,
	2008	2008	2007

NET INCOME (LOSS)	$1,282	$(3,113)	$(8,520)

Adjustments to reconcile net income (loss) to adjusted net income (loss)
Stock-based compensation	$422	$438	$528
Amortization expense (1)	31	75	100
Depreciation expense	1,009	1,170	1,430
Interest expense, net	652	500	360
Other (income) expense, net (2)	(6)	(19)	(20)
Restructuring and other costs	1,348	2,134	-
Income taxes	164	(244)	298

ADJUSTED NET INCOME (LOSS)	$4,902	$941	$(5,824)

Adjusted Income (loss) per share:
Basic	$0.22	$0.04	$(0.28)
Diluted	$0.22	$0.04	$(0.28)

Weighted average common shares:
Basic	21,856,473	21,856,473	21,060,009
Diluted	22,047,064	21,856,473	21,060,009

(1) Does not include the amortization of debt issuance costs of $25,000, $33,000, and $33,000 during the three months ended December 26, 2008, September 26, 2008 and December 28, 2007 respectively, which are included in interest expense, net.

(2) Does not include the FX translation gain of $3,555,000, $761,000, and $252,000 during the three months ended December 26, 2008, September 26, 2008 and December 28, 2007 respectively.